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                                   EXHIBIT 1.1

                          UNDERWRITING AGREEMENT (FORM)


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                             LUMINEX LIGHTING, INC.

                      Up to 500,000 Shares of Common Stock
                                       and
             Up to 500,000 Redeemable Common Stock Purchase Warrants

                             UNDERWRITING AGREEMENT


                             _____________ ___, 1998



Platinum Equities, Inc.
80 Pine Street,  Suite 3200

New York, New York 10005

Dear Sirs:

         LUMINEX LIGHTING, INC., a California corporation (the "Company") hereby confirms the agreement made with respect to the retention of Platinum Equities, Inc. (the "Underwriter") as the exclusive agent of the Company to publicly offer and sell, pursuant to the terms of this Underwriting Agreement (the "Agreement"), an aggregate of 500,000 shares ("Shares") of Common Stock, no par value per share (the "Common Stock"), and 500,000 redeemable Common Stock purchase warrants (the "Warrants," and collectively with the Common Stock, the "Securities") of the Company on a "best efforts, minimum 250,000 Shares and 250,000 Warrants ("Minimum Offering"), maximum 500,000 Shares and 500,000 Warrants ("Maximum Offering")" basis. The offering of the Securities contemplated hereby may sometimes be referred to as the "Offering."

         1.       Description of the Securities.

                  (a)      The Warrants.

         Each Warrant shall entitle the holder to purchase one share of Common Stock at an exercise price of $6.00, subject to adjustment. The Warrants are exercisable at any time during the five year-period commencing on the effective date of the Registration Statement, as defined in Paragraph 2(a) herein (the "Effective Date"), subject to prior redemption by the Company. The Shares of Common Stock issuable upon the exercise of the Warrants are hereinafter referred to as the "Warrant Shares."

         The Warrants will be redeemable at a price of $0.10 per Warrant, commencing twelve (12) months after the Effective Date, or earlier with the prior written consent of the Underwriter, upon at least 30 days prior written notice provided that the closing bid price of the Common Stock (or closing sales price if listed on an exchange or on a reporting system that provides last sales prices) for twenty (20) consecutive trading days ending on the third day prior to the date on which notice of redemption is given, shall exceed $7.50 per share, subject to the right of the holder to exercise his purchase rights thereunder until redemption.

                  (b)      Underwriter's Warrants.


         On the Closing Date, the Company will sell to the Underwriter, for $10, a warrant to purchase one share of Common Stock and one Warrant for each ten Shares of Common Stock and ten Warrants sold in this Offering (a maximum of 50,000 Shares of Common Stock and 50,000 Warrants) at a price equal to $8.15 per share of Common Stock and $.14 per Warrant (the "Warrants," and collectively with the Securities underlying the Underwriter's Warrants, the "Underwriter's Securities"). The Warrants underlying the Underwriter's Warrants shall be exercisable at a price of $8.30 per Warrant. The Underwriter's Warrants shall not be sold, transferred, assigned, pledged or hypothecated (other than to (i) officers of the Underwriter, and (ii) members of the selling group and their officers or partners) for a period of 12 months following the Effective Date. Thereafter, they


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are transferable for a period of four years. If the Warrants underlying the
Underwriter's Warrants are not exercised during their term, they shall, by their terms, automatically expire. The Underwriter's Securities shall be registered for sale to the public and shall be included in the Registration Statement filed in connection with the Offering.

         2. Representations and Warranties of the Company.

                  The Company hereby represents and warrants to the Underwriter that:



                  (a) The Company has filed with the Securities and Exchange Commission (the "Commission"), a registration statement on Form SB-2 (File No. 333- 58025), including any related preliminary prospectus ("Preliminary Prospectus"), for the registration of the Securities under the Securities Act of 1933, as amended (the "Act"). The Company will file further amendments to said registration statement in the form to be delivered to you and will not, before the registration statement becomes effective, file any other amendment thereto to which you shall have objected in writing after having been furnished with a copy thereof. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, exhibits and all other documents filed as a part thereof or incorporated therein), is hereinafter called the "Registration Statement", and the prospectus, in the form filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations of the Commission under the Act (the "Rules and Regulations") or, if no such filing is made, the definitive prospectus used in the Offering, is hereinafter called the "Prospectus". The Company has delivered to you copies of each Preliminary Prospectus as filed with the Commission and has consented to the use of such copies for purposes permitted by the Act.


                  (b) The Commission has not issued any orders preventing or suspending the use of any Preliminary Prospectus, and each Preliminary Prospectus has conformed in all material respects with the requirements of the Act and has not included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, subject to the provisions set forth below and except as such untrue statement or omission has been cured in the a subsequent preliminary prospectus or in the final prospectus.

                  (c) When the Registration Statement becomes effective under the Act and at all times subsequent thereto including each of the Closing Dates (hereinafter defined) and for such longer periods as in the opinion of counsel for the Underwriter, a Prospectus is required to be delivered in connection with the sale of the Securities by the Underwriter, the Registration Statement and Prospectus, and any amendment thereof or supplement thereto, will contain all material statements which are required to be stated therein in accordance with the Act and the Regulations, and will in all material respects conform to the requirements of the Act and the Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by you, for use in connection with the preparation of the Registration Statement or Prospectus, or in any amendment thereof or supplement thereto. It is understood that (i) the statements set forth under the heading "Underwriting" in the Prospectus with respect to the amounts of the selling concession; (ii) the information in the Risk Factor entitled "Inexperienced Underwriter;" (iii) the identity of counsel to the Underwriter under the heading "Legal Matters"; and (iv) the information concerning the NASD affiliation of the Underwriter constitute for purposes of this Section the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Registration Statement and Prospectus, as the case may be.

                  (d) The Company is, and at each Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Company is, and at each Closing Date will be, duly qualified or licensed and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations requires such qualification or licensing, except those jurisdictions in which the failure to so qualify would not have a material adverse effect. The Company has


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all requisite corporate powers and authority, and, except as set forth in the
Registration Statement, the Company and its employees have all material and necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies to own or lease its properties and conduct its businesses as described in the Prospectus, and the Company is doing business and has been doing business during the period described in the Registration Statement in compliance with all such material authorizations, approvals, orders, licenses, certificates and permits and all material federal, state and local laws, rules and regulations concerning the businesses in which the Company is engaged. The disclosures in the Registration Statement concerning the effects of federal, state and local regulation on the Company's business as currently conducted and as contemplated are correct in all material respects and do not omit to state a material fact. The Company has all corporate power and authority to enter into this Agreement and carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained or will have been obtained prior to the dates of each of the closings (the "Closing Dates") of the Offering.


                  (e) This Agreement has been duly and validly authorized and executed by the Company. The Securities (including the Common Stock and the Warrants), the Warrant Shares, the Underwriter's Warrants to be issued and sold by the Company pursuant to this Agreement, the Securities issuable upon exercise of the Underwriter's Warrants and payment therefor, and the Common Stock and Warrant Shares underlying such Underwriter's Warrants, have been duly authorized (and, in the case of the Common Stock and the Warrant Shares, have been duly reserved for issuance) and, when issued and paid for in accordance with this Agreement (and, in the case of the Warrant Shares, upon exercise of the Warrants and payment to the Company of the exercise price therefor), the Common Stock and Warrant Shares will be validly issued, fully paid and non-assessable; the Common Stock, Warrants, Warrant Shares, Underwriter's Warrants and Underwriter's Warrant Shares are not and will not be subject to the preemptive rights of any shareholder of the Company and conform and at all times up to and including their issuance will conform in all material respects to all statements with regard thereto contained in the Registration Statement and Prospectus; and all corporate action required to be taken for the authorization, issuance and sale of the Common Stock, Warrants, Warrant Shares and Underwriter's Warrants has been taken, and this Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, to issue and sell, upon exercise in accordance with the terms thereof, the number and kind of securities called for thereby.


                  (f) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, the Articles of Incorporation, as amended, or Bylaws of the Company or of any evidence of indebtedness, lease, contract or other agreement or instrument to which the Company is a party or by which the Company or any of its respective properties is bound, or under any applicable law, rule, regulation, judgment, order or decree of any government, professional advisory body, administrative agency or court, domestic or foreign, having jurisdiction over the Company or any of its respective properties, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Company; and no consent, approval, authorization or order of any court or governmental or other regulatory agency or body is required for the consummation by the Company of the transactions on its part herein contemplated, except such as may be required under the Act or under state securities or blue sky laws, except where a breach, violation or failure to obtain such consent would not have a material adverse effect upon the business or operation of the Company.

                  (g) Subsequent to the date hereof, and prior to the Closing Dates the Company will not issue or acquire any equity securities except that the Company may make short-term investments as contemplated in the "Use of Proceeds" section of the Prospectus. Except as described in the Registration Statement, the Company does not have, and at the Closing Dates will not have, outstanding any options to purchase or rights or warrants to subscribe for, or any securities or obligations convertible into or exchangeable for, or any contracts or commitments to issue or sell shares of its Preferred Stock, Common Stock or any such options, warrants, convertible securities or obligations.


                  (h) The financial statements and notes thereto included in the Registration Statement and the Prospectus fairly present the financial position and the results of operations of the Company at the respective dates and

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for the respective periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved.


                  (i) Except as set forth in the Registration Statement, the Company is not at the Closing Dates nor will be, in violation or breach of, or default in, the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject, which violations, breaches, default or defaults, singularly or in the aggregate, would have a material adverse effect on the Company. The Company has not and will not have taken any action in material violation of the provisions of the Articles of Incorporation, as amended, or the Bylaws of the Company or any statute or any order, rule or regulation of any court or regulatory authority or governmental body having jurisdiction over or application to the Company, its business or properties.


                  (j) The Company has, and at the Closing Dates will have, good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances, claims, security interests, restrictions and defects of any material nature whatsoever, except such as are described or referred to in the Prospectus and liens for taxes not yet due and payable. All of the material leases and subleases under which the Company is the lessor or sublessor of properties or assets or under which the Company holds properties or assets as lessee as described in the Prospectus are, and will on the Closing Dates be, in full force and effect, and except as described in the Prospectus, the Company is not and will not be in default in respect to any of the terms or provisions of any of such leases or subleases (which would have a material adverse effect on the business, business prospects or operations of the Company), and no claim has been asserted by anyone adverse to rights of the Company as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company to continue possession of the leased or subleased premises or assets under any such lease or sublease except as described or referred to in the Prospectus, and the Company owns or leases all such properties as are necessary to its operations as now conducted and, except as otherwise stated in the Prospectus, as proposed to be conducted set forth in the Prospectus (which would have a material adverse effect on the business, business prospects or operations of the Company).

                  (k) The authorized, issued and outstanding capital stock of the Company as of December 31, 1997 and as of the date of the Prospectus is as set forth in the Prospectus under "Capitalization"; the shares of issued and outstanding capital stock of the Company set forth thereunder have been duly authorized, validly issued and are fully paid and non-assessable; except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or agreements or other rights to convert any obligation into, any shares of capital stock of the Company have been granted or entered into by the Company; and the Common Stock, the Warrants and all such options and warrants conform in all material respects, to all statements relating thereto contained in the Registration Statement and Prospectus.

                  (l) Except as described in the Prospectus, the Company does not own or control any capital stock or securities of, or have any proprietary interest in, or otherwise participate in any other corporation, partnership, joint venture, firm, association or business organization; provided, however, that this provision shall not be applicable to the investment, if any, of the net proceeds from the sale of the Securities sold by the Company in certificates of deposits, savings deposits, short-term obligations of the United States Government, money market instruments or other short-term investments.

                  (m) Stonefield Josephson, Inc., who have given their reports on certain financial statements filed and to be filed with the Commission as a part of the Registration Statement, which are incorporated in the Prospectus, are with respect to the Company, independent public accountants as required by the Act and the Rules and Regulations.

                  (n) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company

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has not (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) entered into any transaction other than in the ordinary course of business; or (iii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

                  (o) There is no litigation or governmental proceeding pending or to the knowledge of the Company threatened against, or involving the properties or business of the Company which might materially adversely affect the value, assets or the operation of the properties or the business of the Company, except as referred to in the Prospectus. Further, except as referred to in the Prospectus, there are no pending actions, suits or proceedings related to environmental matters or related to discrimination on the basis of age, sex, religion or race, nor is the Company charged with or, to its knowledge, under investigation with respect to any violation of any statutes or regulations of any regulatory authority having jurisdiction over its business or operations, and no labor disturbances by the employees of the Company exist or, to the knowledge of the Company, have been threatened.

                  (p) The Company has, and at each Closing Date will have, filed all necessary federal, state and foreign income and franchise tax returns or has requested extensions thereof (except in any case where the failure to so file would not have a material adverse effect on the Company), and has paid all taxes which it believes in good faith were required to be paid by it except for any such tax that currently is being contested in good faith or as described in the Prospectus.


                  (q) The Company maintains insurance policies including, but not limited to, general liability and property insurance, which sufficiently insures the Company and its employees against such losses and risks generally insured against by comparable businesses, and the Company (i) has not failed to give notice or present any insurance claim with respect to any matter including, but not limited to, the Company's business, property or employees, under the insurance policy or surety bond in a due and timely manner, (ii) have any disputes or claims against any underwriter of such insurance policies or surety bonds or has not failed to pay any premiums due and payable thereunder, or (iii) have failed to comply with all conditions contained in such insurance policies and surety bonds. There are no facts or circumstances under any such insurance policy or surety bond which would relieve any insurer of its obligation to satisfy in full any valid claim of the Company.


                  (r) The Company is in compliance with the requirements of
Section 13(b)(2) of the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder (the "Exchange Act") and, except as disclosed in the Prospectus, to the Company's knowledge, neither the Company, nor any of its employees, officers, directors, agents or affiliates, have made, directly or indirectly, any payment of funds of such entity or received or retained funds in violation of any law, rule or regulation, which payment, receipt or retention is of a character which is required to be disclosed in the Prospectus.

                  (s) Neither the Company nor any of its employees, directors, stockholders, or affiliates (as defined by the Rules and Regulations) of any of the foregoing, have taken or will take, directly or indirectly, any action designed to or which has constituted or which might be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock or Warrants.

                  (t) The Company has not, at any time, (i) made any contribution to any candidate for political office, or failed to disclose fully any such contribution, in violation of law, or (ii) made any payment to any state, federal, foreign governmental or professional regulatory agency, officer or official or other person charged with similar public, quasi-public or professional regulatory duties, other than payments or contributions required or allowed by applicable law.


                  (u) Except as set forth in the Registration Statement, to the knowledge of the Company, neither the Company nor any officer, director, employee or agent of the Company has made any payment or transfer of any funds or assets of the Company or conferred any personal benefit by use of the Company's assets or received any funds, assets or personal benefit in violation of any law, rule or regulation, which is required to be stated in the Registration


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Statement or necessary to make the statements therein not misleading, nor is there any business relationship, arrangement of conflict of interest between the Company and any Majority Shareholder which could have a material adverse effect upon the Company or its business..

                  (v) On the Closing Date all transfer or other taxes, if any (other than income tax) which are required to be paid, and are due and payable, in connection with (i) the sale and transfer of the Securities by the Company to the Underwriter; (ii) the consummation by the Company of any of its obligations hereunder; and (iii) any tax deficiency or claims outstanding, proposed or assessed against it, will have been fully paid or provided for by the Company as the case may be, and all laws imposing such taxes will have been fully complied with in all material respects.

                  (w) There are no contracts or other documents of the Company which are of a character required to be described in the Registration Statement or Prospectus or filed as exhibits to the Registration Statement which have not been so described or filed.






(x) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specified authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management's general or specific authorizations; and (4) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (y) Except as set forth in the Prospectus, no holder of any securities of the Company has the right to require registration of any securities because of the filing or effectiveness of the Registration Statement.

                  (z) To the Company's knowledge, there are no claims for services in the nature of a finder's origination fee with respect to the sale of the Securities hereunder, except as set forth in the Prospectus.

                  (aa) No right of first refusal exists with respect to any sale of securities by the Company, except that right of first refusal, granted by the Company to the Underwriter to (1) underwrite or place any public or private offering of any debt or equity securities of the Company (excluding sales to employees of the Company) or any of its subsidiaries or affiliates, or (2) act as its investment banker with respect to any merger, acquisition or disposition of assets of the Company or any of its subsidiaries which it introduces or generates for two years following the Closing Date, and as to which the Underwriter shall have twenty (20) days after its receipt of written notice thereof to accept or decline such offering. If the Underwriter declines to participate in such offering, and if thereafter the terms of such offering are modified, the Underwriter shall have up to ten (10) days thereafter to accept or decline the modified terms.

                  (bb) The Company has generally enjoyed satisfactory employer/employee relationships with its respective employees and is in compliance with all federal, state and local laws and regulations respecting the employment of their respective employees and employment practices, terms and conditions of employment and wages and hours relating thereto. To the knowledge of the Company, there are no pending or threatened investigations involving the Company by the U.S. Department of Labor or any other federal, state or local agency responsible for the enforcement of such laws and regulations. To the knowledge of the Company, there are no unfair labor practice charges or complaints against the Company or any subsidiary pending before the National Labor Relations Board or any strikes, picketing, boycotts, disputes, slowdowns or stoppage pending or threatened against or involving the Company or any subsidiary, or any predecessor entity, and none has occurred. No collective bargaining agreements or modifications thereof are currently in effect or being negotiated by the Company or any subsidiary and their respective employees. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining of the Company or any subsidiary.


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                  (cc) The Company has not maintained or contributed to any
deferred compensation, profit sharing, savings, retirement, pension or other benefit plan or arrangements with or for the benefit of any person resulting form a relationship with the Company, except as may be disclosed in the Prospectus.

                  (dd) The Company is in compliance with all federal and state laws, rules, and regulations relating to consumer protection, occupational safety and health and to the storage, handling or transportation of hazardous or toxic materials and the Company has received all permits, licenses or other approvals required of the Company under applicable federal and state occupational safety and health and environmental laws and regulations to conduct its business and the Company is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals which would not, singly or in the aggregate, result in a material adverse change in the condition (financial or otherwise), business, net worth or results of operations of the Company, except as the case may be, as may be described in or contemplated by the Prospectus.

                  (ee) Any certificate signed by any officer of the Company, and delivered to the Underwriter or counsel to the Underwriter, shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

                  (ff) The minute books of the Company contain a complete summary of all meetings and actions of the directors and stockholders of the company, since the time of its incorporation, and reflect all transactions referred to in such minutes accurately in all material respects.

                  (gg) The Company has received, and promptly presented to the Underwriter and counsel for the Underwriter, copies of all duly executed and delivered "lock-up" letters from each of the officers, directors and shareholders of the Company regarding any Common Stock of the Company or securities convertible into or exchangeable for such Common Stock, that each of the foregoing is thereby restricted from selling, hypothecating, pleading or otherwise disposing of any shares of Common Stock or securities convertible into or exchangeable for Common Stock, for twelve (12) months from the Effective Date (or one year with the prior written consent of the Underwriter).

                  (hh) The Company has received, and promptly presented to the Underwriter and counsel for the Underwriter, "10b-5" letters form each of the officers, directors, and holders of at least five percent of the outstanding shares of any class of equity stock of the Company, whereby such individuals stated that the information contained in the Registration Statement and the Prospectus was accurate, and affirmed that he or she has not, in the five years preceding the Effective Date (or as disclosed in the Registration Statement and Prospectus), been the subject of any court order, judgment or decree restricting in any way such person's involvement in the securities or commodities industries, convicted in or named in a criminal proceeding, the subject of any bankruptcy, petition or found by a court of competent jurisdiction of violating any securities or federal commodities law.

                  (ii) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to Underwriter was, when made, or as of the Closing Date will be materially inaccurate, untrue or incorrect.


         3. Covenants of the Company.

         The Company covenants and agrees that:


                  (a) It will deliver to each of the Underwriter and counsel to the Underwriter, without charge, two conformed copies and two copies, cumulatively marked to show changes from the immediately preceding amendment, of each Registration Statement and of each amendment or supplement thereto, including all financial statements and exhibits.



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                  (b) The Company will cause the Common Stock and Warrants to be registered pursuant to Section 12 of the Exchange Act, not later than the Effective Date.

                  (c) The Company will deliver to the Underwriter, and each of the Selected Dealers (as hereinafter defined) without charge, as many copies as have been requested of each Preliminary Prospectus heretofore filed with the Commission in accordance with and pursuant to the Commission's Rule 430 under the Act and will deliver to the Underwriter and to others whose names and addresses are furnished by the Underwriter or a Selected Dealer, without charge, on the Effective Date, and thereafter from time to time during such reasonable period as you may request if, in the opinion of counsel for the Underwriter, the Prospectus is required by law to be delivered in connection with sales by the Underwriter or a dealer, as many copies of the Prospectus (and, in the event of any amendment of or supplement to the Prospectus, of such amended or supplemented Prospectus) as the Underwriter may request for the purposes contemplated by the Act. The Company will take all necessary actions to furnish to whomever directed by the Underwriter, when and as requested by the Underwriter, all necessary documents, exhibits, information, applications, instruments and papers as may be reasonably required or, in the opinion of counsel to the Underwriter desirable, in order to permit or facilitate the sale of the Securities.

                  (d) The Company will file with the NASD, as long as the securities are quoted on the OTC Bulletin Board, and once as long as the Securities are quoted on the NASDAQ National Market System or SmallCap Market, all documents required thereby to maintain listing or quotation thereupon, and will take any and all actions required to comply with and maintain all continuing requirements for listing thereupon.

                  (e) The Company will notify the Underwriter and counsel for the Underwriter immediately of any actual or threatened or impending investigations (formal or informal) or any delisting or other proceedings brought by NASDAQ, the NASD, SEC or any other governmental or regulatory agency or body or any other exchange, including the issuance or threatened issuance of any "suspension orders" or "stop orders" or other prohibitions preventing or impairing the proposed Offering. In the event of any of the foregoing, the Company shall not acquire in any of the foregoing if such acquiescence would, in all likelihood, adversely affect the Underwriter, and further agrees to actively defend against or appeal any such action unless counsel for each of the Company and the Underwriter advises such parties that the probability of successfully appealing or defending such action is remote.

                  (f) The Company has authorized the Underwriter to use, and make available for use by prospective dealers, the Preliminary Prospectus, and authorizes the Underwriter, all dealers selected by you in connection with the distribution of the Securities (the "Selected Dealers") to be purchased by the Underwriter and all dealers to whom any of such Securities may be sold by the Underwriter or by any Selected Dealer, to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Securities in accordance with the applicable provisions of the Act, the applicable Regulations and applicable state law, until completion of the distribution of the Securities and for such longer period as you may request if the Prospectus is required under the Act, the applicable Regulations or applicable state law to be delivered in connection with sales of the Securities by the Underwriter or the Selected Dealers.

                  (g) The Company will use its best efforts to cause the Registration Statement to become effective and will notify the Underwriter immediately, and confirm the notice in writing: (i) when the Registration Statement or any post-effective amendment thereto becomes effective, if the provisions of Rule 497 promulgated under the Act will be relied upon and when the Prospectus has been filed in accordance with said Rule 497; (ii) of the issuance by the Commission of any stop order or of the initiation, or to the best of the Company's knowledge, the threatening, of any proceedings for that purpose; (iii) the suspension of the qualification of the Securities and the Underwriter's Warrants, or underlying securities, for offering or sale in any jurisdiction or of the initiating, or to the best of the Company's knowledge the threatening, of any proceeding for that purpose; and (iv) of the receipt of any comments from the Commission. If the Commission shall enter a stop order at any time, the Company will make every reasonable effort to obtain the lifting of such order at the earliest possible moment.

                  (h) The Company shall enter into an escrow agreement with the Underwriter and an escrow agent to be designated by the Underwriter, in form and substance satisfactory to the parties, and agrees to faithfully perform its obligations thereunder.

                  (i) During the time when a prospectus is required to be delivered under the Act, the Company will comply with all requirements imposed upon it by the Act and the Securities Exchange Act of 1934 (the "Exchange Act"), as now and hereafter amended and by the Regulations, as from time to time in force, as necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and the Prospectus. If at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriter, the Prospectus as then amended or supplemented includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement in accordance with Section 10 of the Act and will furnish to you copies thereof.

                  (j) The Company will endeavor in good faith, in cooperation with you, at or prior to the time the Registration Statement becomes effective, to qualify the Securities for offering and sale under the securities laws or blue sky laws of such jurisdictions as you may reasonably designate. In each jurisdiction where such qualification shall be effected, the Company will, unless you agree that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction or reasonably requested by Underwriter's counsel.

                  (k)

The Company will make generally available to its security holders, as soon as practicable, but in no event later than the first day of the fifteenth full calendar month following the Effective Date of the Registration Statement, an earnings statement of the Company, which will be in reasonable detail but which need not be audited, covering a period of at least twelve months beginning after the Effective Date of the Registration Statement, which earnings statements shall satisfy the requirements of Section 11(a) of the Act and the Regulations as then in effect. The Company may discharge this obligation in accordance with Rule 158 of the Regulations.

                  (l) During the period of five years commencing on the Effective Date of the Registration Statement, the Company will furnish to its stockholders an annual report (including financial statements audited by its independent public accountants), in reasonable detail, and, at its expense, furnish each of the Underwriters (i) within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its consolidated subsidiaries and a separate balance sheet of each subsidiary of the Company the accounts of which are not included in such consolidated balance sheet as of the end of such fiscal year, and consolidated statements of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries and separate statements of operations, stockholders' equity and cash flows of each of the subsidiaries of the Company the accounts of which are not included in such consolidated statements, for the fiscal year then ended all in reasonable detail and all certified by independent accountants (within the meaning of the Act and the Regulations), (ii) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, similar balance sheets as of the end of such fiscal quarter and similar statements of operations, stockholders' equity and cash flows for the fiscal quarter then ended, all in reasonable detail, and subject to year end adjustment, all certified by the Company's principal financial officer or the Company's principal accounting officer as having been prepared in accordance with generally accepted accounting principles applied on a consistent basis, (iii) as soon as available, each report furnished to or filed with the Commission or any securities exchange and each report and financial statement furnished to the Company's shareholders generally and (iv) as soon as available, such other material as the Underwriter may from time to time reasonably request regarding the financial condition and operations of the Company.

                  (m) For a period of eighteen months from the initial Closing, the Company, at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit), the Company's financial statements for each of the first three quarters prior to the announcement of quarterly financial information, the filing of the Company's 10-Q quarterly report and the mailing of quarterly financial information to stockholders.

                  (n) Prior to the Closing Dates, the Company will not issue, directly or indirectly, without your prior written consent and that of counsel for the Underwriter, any press release or other public announcement or hold any press conference with respect to the Company or its activities with respect to this Offering.

                  (o) The Company will deliver to you and to our counsel, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date of the Registration Statement and will not file any such amendment or supplement to which you or your counsel shall reasonably object after being furnished such copy.

                  (p) During the period of 120 days commencing on the date hereof, neither the Company nor any Majority Shareholder will, at any time, take, directly or indirectly, any action designed to, or which will constitute or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities to facilitate the sale or resale of any of the Securities.

                  (q) The Company will apply the net proceeds from the Offering received by it in the manner set forth under "Use of Proceeds" in the Prospectus. No portion of the net proceeds will be used, directly or indirectly, to acquire any securities issued by the Company.

                  (r) Counsel for the Company, the Company's accountants, and the officers and directors of the Company will, respectively, furnish the opinions, the letters and the certificates referred to in subsections of Paragraph 10 hereof, and, in the event that the Company shall file any amendment to the Registration Statement relating to the offering of the Securities or any amendment or supplement to the Prospectus relating to the offering of the Securities subsequent to the Effective Date of the Registration Statement, such counsel, such accountants, such officers and directors, respectively, will, at the time of each such filing , and at such subsequent time as you shall specify, so long as securities being registered by such amendment or supplement are being underwritten by the Underwriter, furnish to you such opinions, letters and certificates, each dated the date of its delivery, of the same nature as the opinions, the letters and the certificates referred to in said Paragraph 10, as you may reasonably request, or, if any such opinion or letter or certificate cannot be furnished by reason of the fact that such counsel or such accountants or any such officer or director believes that the same would be inaccurate, such counsel or such accountants or such officer or director will furnish an accurate opinion or letter or certificate with respect to the same subject matter.

                  (s) The Company will comply with all of the provisions of any undertakings contained in the Registration Statement in all material respects.

                  (t) The Company will reserve and keep available for issuance that maximum number of its authorized but unissued Shares of Common Stock which are issuable upon exercise of the Warrants and issuable upon exercise of the Underwriter's Warrants (including the underlying securities) outstanding from time to time.

                  (u) Following the Effective Date and from time to time thereafter, so long as the Warrants are outstanding, the Company will timely prepare and file at its sole cost and expense one or more post-effective amendments to the Registration Statement or a new registration statement as required by law as will permit Warrant holders to be furnished with a current prospectus in the event Warrants are exercised, and to use its best efforts and due diligence to have same be declared effective. The Company will deliver a draft of each such post-effective amendment or new registration statement to the Underwriter at least ten days prior to the filing of such post-effective amendment or registration statement.

                  (v) Following the Effective Date and from time to time thereafter so long as any of the Warrants remain outstanding, the Company will timely deliver and supply to its warrant agent sufficient copies of the Company's current Prospectus, as will enable such Warrant Agent to deliver a copy of such Prospectus to any Warrant or other holder where such Prospectus delivery is by law required to be made.

                  (w) During a period of three years, commencing on the Effective Date, the Company will furnish to you and any Selected Dealers, who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to you and such Selected Dealers who may request a copy of each annual or other report which the Company is required to file with the Commission.

                  (x) So long as any of the Warrants remain outstanding, the Company shall continue to employ the services of a firm of independent certified public accountants reasonably acceptable to the Underwriter in connection with the preparation of the financial statements to be included in any registration statement to be filed by the Company hereunder, or any amendment or supplement thereto (it being understood that Stonefield Josephson, Inc. is acceptable to the Underwriter). During the same period, the Company shall employ the services of a law firm(s) acceptable to the Underwriter in connection with all legal work of the Company, including the preparation of a registration statement to be filed by the Company hereunder, or any amendment or supplement thereto.

                  (y) So long as any of the Warrants remain outstanding, the Company shall continue to appoint a Warrant Agent for the Warrants, who shall be reasonably acceptable to the Underwriter.

                  (z) The Company agrees that it will, upon the initial Closing, for a period of no less than three (3) years, engage a designee of the Underwriter as an advisor (the "Advisor") to its Board of Directors where such Advisor shall attend meetings of the Board, receive all notices and other correspondence and communications sent by the Company to members of its Board of Directors and shall be entitled to receive compensation therefor equal to the entitlement of all non-employee directors. Such Advisor shall also be entitled to receive reimbursement for all reasonable costs incurred in attending such meetings including, but not limited to, food, lodging, and transportation. The Company further agrees that during said three (3) year period, it shall schedule no less than four (4) formal and "in person" meetings of its Board of Directors in each such year and thirty (30) days advance notice of such meetings shall be given to the Advisor. Further, during such three (3) year period, the Company shall give notice to the Underwriter with respect to any proposed acquisitions, mergers, reorganizations or other similar transactions. In lieu of the Underwriter's three-year right to designate an Advisor, the Underwriter shall have the right from time to time during such three-year period, in its sole discretion, to designate one person for election as a Director of the Company and the Company will utilize its best efforts to obtain the election of such person who shall be entitled to receive the same compensation, expense reimbursements and other benefits set forth above.


                  The Company agrees to indemnify and hold the Underwriter and such Advisor or Director harmless against any and all claims, actions, damages, costs and expenses, and judgments arising solely out of the attendance and participation of your designee at any such meeting described herein. In the event the Company maintains a liability insurance policy affording coverage for the acts of its of officers and directors, it agrees, if possible, to include the Underwriter's designee as an insured under such policy.


                  (aa) The Company's Common Stock and Warrants shall be listed on the OTC Bulletin Board (the "OTC Bulletin Board") maintained by the National Association of Securities Dealers, Inc. (the "NASD") not later than the final Closing Date. Immediately following the final Closing Date, the Company will make all filings required, including registration under the Exchange Act, and will use its best efforts to obtain the quotation of the Common Stock and Warrants on the Nasdaq Small Cap Market ("Nasdaq") and maintain such listing (unless the Company is quoted upon Nasdaq National Market System ("NASDAQ/NMS") or listed upon the New York Stock Exchange or American Stock Exchange, or is acquired) for at least five years from the date of this Agreement.

                  (bb) The Company will apply for listing in Standard and Poors Corporation Reports or Moodys OTC Guide and shall use its best efforts to have the Company included in such publications continuously for at least five years from the final Closing Date.

                  (cc) Within thirty (30) days following the final Closing Date, the Company's accountants shall prepare an audited balance sheet as of the month ending subsequent to such final Closing Date.

                  (dd) For a period of twelve (12) months from the Effective Date, no officer, director or holder of any securities of the Company prior to the Offering will, directly or indirectly, offer, sell (including any short sale), grant any option for the sale of, acquire any option to dispose of, or otherwise dispose of any Shares of Common Stock, including Shares of Common Stock issuable upon exercise of options, warrants or any convertible securities of the Company, without the prior written consent of the Underwriter, other than as set forth in the Registration Statement. In order to enforce this covenant, the Company shall impose stop-transfer instructions with respect to the securities owned by every stockholder prior to the Offering until the end of such period (subject to any exceptions to such limitation on transferability set forth in the Registration Statement). If necessary to comply with any applicable Blue-sky Law, the shares held by such stockholders will be escrowed with counsel for the Company or otherwise as required.

                  (ee) Except for the issuance of shares of capital stock by the Company in connection with a dividend, recapitalization, reorganization or similar transactions or as result of the exercise of warrants or options disclosed in or issued or granted pursuant to plans disclosed in the Registration Statement, the Company shall not, for a period of eighteen (18) months following the Final Closing Date, directly or indirectly, offer, sell, issue or transfer any shares of its capital stock, or any security exchangeable or exercisable for, or convertible into, shares of the capital stock or register any of its capital stock (under any form of registration statement, including Form S-8), without the prior written consent of the Underwriter. Options granted pursuant to plans must be exercisable at the fair market value on the date of grant.

                  (ff) During the three-year period from the Final Closing Date, the Underwriter shall have a right of first refusal to act as underwriter or agent of any and all public or private offerings of the securities of the Company, or any successor to or subsidiary of the Company or any other entity in which the Company has an equity interest (collectively referred to herein as the "Company"), by the Company or any secondary offering of the Company's securities by any of its officers, directors and 5% or greater stockholders ("Principal Stockholders"). The Company has caused such Principal Stockholders to deliver to the Underwriter on or before the date of this Agreement, an agreement to this effect, as it relates to any proposed secondary offering by such Principal Stockholders, in form and substance satisfactory to the Underwriter and to counsel for the Underwriter.

                  (gg) The Company will use its best efforts to obtain, as soon after the first Closing Date as is reasonably possible, liability insurance covering its officers and directors.

                  (hh) The Company agrees that any conflict of interest arising between a member of the Company's Board of Directors or Majority Shareholders and the Company in connection with such Director's dealing with, or obligations to, the Company, shall be resolved by a vote of the majority of the independent members of the Board of Directors.

                  (ii) The Company agrees that, if it deems necessary, in its sole discretion, it will employ the services of a financial public relations firm acceptable to the Underwriter for a period of at least twelve months following the Final Closing Date. The Company will acquire the consent of the Underwriter for its selection.

                  (jj) For a period of five (5) years from the Effective Date, at the request of the Underwriter, the Company shall on a weekly basis provide promptly, at its expense, copies of the Company's transfer sheets furnished to it by its transfer agent and copies of the securities positions provided to it by the Depository Trust Company ("DTC sheets"), and the list of holders of all of the Company's securities.

                  (kk) The Company shall take all action necessary or required to effectuate and preserve the registration rights granted to the Underwriter, or other holders, pursuant to the Underwriter's Warrant.


         4.       Appointment of Agent to Sell the Securities.


                  (a) Subject to the terms and conditions of this Agreement, and upon the basis of the representations, warranties, and agreements herein contained, the Company hereby appoints the Underwriter as its exclusive agent for a period of 180 days from the Effective Date (the "Offering Period"), to sell the Securities, and the Underwriter, on the basis of the representations and warranties of the Company herein, accepts such appointment and agrees to use its best efforts on a "minimum 250,000 Shares and 250,000 Warrants ("Minimum Offering"), maximum 500,000 Shares and 500,000 Warrants ("Maximum Offering")" basis to find purchasers for the Securities. The price at which the Underwriter shall sell the Securities to the public as agent for the Company, shall be $5.50 per share of Common Stock and $.10 per Warrant, less an underwriting discount of ten percent (10%) of the offering price for each security. The Underwriter may allow a concession not exceeding $0.25 per share of Common Stock and $0.005 per Warrant to selected dealers who are members of the National Association of Securities Dealers, Inc. ("NASD"), and to certain foreign dealers, but all such sales by selected dealers shall be made by the Company, acting through the Underwriter as agent, and not for the account of the Underwriter.


                  (b) Provided that the Minimum Offering is sold and paid for, the Company agrees to pay the Underwriter for its expenses a non-accountable expense allowance equal to 3% of the gross proceeds of the offering, subject to the provisions of Paragraph 9 herein.

                  (c) It is a condition of this Agreement that the Underwriter shall use its best efforts to sell the Securities on behalf of the Company, that any and all funds received from such sale, without any deduction therefrom whatsoever, including, but not limited to, any underwriting commission or any dealer concession or otherwise, shall be forthwith deposited into an escrow account with American Stock Transfer & Trust Company as Escrow Agent, pursuant to the terms of an Escrow Agreement entered into by and among the Company, the Underwriter and the Escrow Agent. In the event the Minimum Offering is not sold within the Offering Period, all funds will be promptly refunded to the subscribes in full, without deduction therefrom or interest thereon. Certificates will be issued to purchasers only if the proceeds from the Securities offered hereby are released from escrow to the Company. Until such time as the funds have been released and the certificates delivered to the purchasers thereof, such purchasers, if any, will be deemed subscribers and not stockholders. The funds in escrow will be held for the benefit of those subscribers until released to the Company and will not be subject to creditors of the Company or utilized for the expenses of this Offering. When certificates for the Securities are to be issued in the name of a participating dealer for the benefit of its customer, the Escrow Agent may hold such funds with the dealer reflected as the subscriber.

         5.       Delivery and Payment.


                  (a) In the event the Minimum Offering is sold during the Offering Period, delivery of the certificates representing the Shares and Warrants against payment therefor shall take place at the offices of Platinum Equities, Inc., 80 Pine Street, Suite 3200, New York, New York 10005 (or at such other place as may be designated by agreement between you and the Company), at 10:00 a.m., New York time, on such date after the Offering has been completed as the Underwriter shall designate, on at least three (3) full business days' prior written notice, such time and date of payment and delivery of the Securities being herein called the "Closing Date." After the Minimum Offering is sold, subsequent Closings shall be held at the discretion of the Company and the Underwriter with respect to additional Shares and Warrants up to the Maximum Offering during the Offering Period.


                  (b) The Company will make the certificates for the Shares and Warrants sold hereunder available to the Underwriter for checking at least two full business days prior to a Closing Date at the offices of the Company's transfer agent. The certificates shall be in such names and denominations as you may request, at least two full business days prior to a Closing Date.

                  (c) The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Securities by the Company to the Underwriter shall be borne by the Company. The Company will pay and hold the Underwriter, and any subsequent holder of the Securities, harmless from any and all liabilities with respect to or resulting from any failure or delay in paying federal and state stamp taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to the Underwriter of the Securities or any portions thereof.

         6. Offering of Securities on Behalf of the Company.

         It is understood that the Underwriter proposes to offer the Securities to the public solely as agent for the Company, upon the terms and conditions set forth in the Registration Statement. The Underwriter shall commence making such offer as agent for the Company on the Effective Date, or as soon thereafter as the Underwriter deems advisable.

         7.       Warrant Solicitation Fee.

         The Company agrees to pay to the Underwriter, commencing one year from the Effective Date, a fee of seven percent (7%) of the aggregate exercise price of the Warrants if: (i) the market price of the Common Stock is greater than the exercise price of the Warrants on the date of exercise; (ii) the exercise of the Warrants are solicited by the Underwriter; (iii) the Warrants are not held in a discretionary account; (iv) the disclosure of compensation arrangements was made both at the time of the Offering and at the time of the exercise of the Warrant; and (v) the solicitation of the Warrant is not in violation of Regulation M promulgated under the Exchange Act. The Company agrees not to solicit the exercise of any Warrants other than through the Underwriter and will not authorize any other dealer to engage in such solicitation without the prior written consent of the Underwriter which will not be unreasonably withheld. The Warrant solicitation fee will not be paid in a non-solicited transaction. No Warrant solicitation by the Underwriter will occur prior to one year from the Effective Date. Additionally, there will be no warrant solicitation by the Underwriter without the prior written authorization of the Company.

         8. Representations and Warranties of the Underwriter.

         The Underwriter represents and warrants to the Company that:

                  (a) The Underwriter is a member in good standing of the National Association of Securities Dealers, Inc., and has complied with all NASD requirements concerning net capital and compensation to be received in connection with the Offering.

                  (b) To the Underwriter's knowledge, there are no claims for services in the nature of a finder's origination fee with respect to the sale of the Securities hereunder to which the Company is, or may become, obligated to pay.


         9.       Payment of Expenses.


                  (a) Whether or not this Agreement becomes effective or the sale of the Securities by the Company is completed, the Company will pay and bear all costs, fees, taxes and expenses incident to and in connection with: (i) the issuance, offer, sale and delivery of the Securities, including all expenses and fees incident to the preparation, printing, filing and mailing (including the payment of postage with respect to such mailing) of the Registration Statement (including all exhibits thereto), each Preliminary Prospectus, the Prospectus, and amendments and post- effective amendments thereof and supplements thereto, and this Agreement and related documents, Preliminary and Final Blue Sky Memoranda, including the cost of preparing , copying and distributing all copies thereof, including two bound volumes of complete sets of executed closing documents to each of the Underwriter and counsel to the Underwriter, in quantities deemed necessary by the Underwriter; (ii) the costs of preparing and printing all "Tombstone" and other appropriate advertisements;
(iii) the printing, engraving, issuance and delivery of the Common Stock, Warrants, Warrant Shares, Underwriter's Warrants and the securities underlying the Underwriter's Warrant, including any transfer or other taxes payable thereon in connection with the original issuance thereof;
(iv) the qualification of the Common Stock and Warrants under the state or foreign securities or "Blue Sky" laws selected by the Underwriter and the Company, and disbursements and reasonable fees of counsel for the Underwriter in connection therewith ($35,000) plus all expenses and disbursements of such counsel) plus the filing fees for such states; (v) fees of counsel for the Underwriter for the preparation of a secondary trading memorandum ($15,000);
(vi) fees and disbursements of counsel and accountants for the Company; (vii) other expenses and disbursements incurred on behalf of the Company (viii) the filing fees payable to the Commission and the NASD; and (ix) any listing of the Common Stock and Warrants on a securities exchange or on NASDAQ.


                  (b) In addition to the expenses to be paid and borne by the Company referred to in Paragraph 9(a) above, the Company shall reimburse you at each Closing Date for expenses incurred by you in connection with the Offering (for which you need not make any accounting), in the amount of 3% of the price to the public of the Securities sold in the Offering. This 3% non-accountable expense allowance shall cover the fees of your legal counsel, but shall not include any expenses for which the Company is responsible under Paragraph 9(a) above, including the reasonable fees and disbursements of your legal counsel with respect to Blue Sky matters. As of the date hereof, no funds have been advanced by the Company to the Underwriter with respect to such non-accountable expense allowance.


                  (c) In the event that the Company does not or cannot, for any reason whatsoever other than a default by the Underwriters, expeditiously proceed with the Offering, or if any of the representations, warranties or covenants contained in this Agreement are not materially correct or cannot be complied with by the Company, or business prospects or obligations of the Company are adversely affected and the Company does not commence or continue with the Offering at any time or terminates the proposed transaction prior to a Closing Date, the Company shall reimburse the Underwriter on an accountable basis for all out-of-pocket expenses actually incurred in connection with the Underwriting, this Agreement and all of the transactions hereby contemplated, including, without limitation, the Underwriter's legal fees and expenses, less such sums which have already been paid, and the Underwriter shall not be responsible for any expense of the Company or others or for any change or claim related to the Offering contemplated hereunder in the event that the Offering is not consummated.


         10.      Conditions of Underwriter's Obligations.

         The obligations of the Underwriter to consummate the transactions contemplated by this Agreement shall be subject to the continuing accuracy of the representations and warranties of the Company contained herein as of the date hereof and as of the Closing Dates, the accuracy of the statements of the Company and its officers and directors made pursuant to the provisions hereof, and to the performance by the Company of its covenants and agreements hereunder and under each certificate, opinion and document contemplated hereunder and to the following additional conditions:


                  (a) The Registration Statement shall have become effective not later than 5:00 p.m., New York time, on the date following the date of this Agreement, or such later date and time as shall be consented to in writing by you and, on or prior to each Closing Date, no stop order suspending the effectiveness of the Registration Statement or the qualification or registration of the Securities under the securities laws of any jurisdiction shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or to your knowledge or the knowledge of the Company, shall be contemplated by the Commission or any such authorities of any jurisdiction and any request on the part of the Commission or any such authorities for additional information shall have been complied with to the reasonable satisfaction of the Commission or such authorities and counsel to the Underwriter and after the date hereof no amendment or supplement shall have been filed to the Registration Statement or Prospectus without your prior consent.

                  (b) As of each Closing Date, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto shall not contain an untrue statement of a fact which is material, or omit to state a fact which is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


                  (c) Between the time of the execution and delivery of this Agreement and each Closing Date, (i) there shall be no litigation instituted against the Company or any of its officers or directors and between such dates there shall be no proceeding instituted or, to the Company's knowledge, threatened against the Company or any of its officers or directors before or by any federal, state or county commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would, individually or in the aggregate, have a material adverse effect on the Company or its business, business prospects or properties, or have a material adverse effect on the financial condition or results of operation of the Company, and (ii) no executive officer of the Company listed as such in the Prospectus shall have died, become physically or mentally disabled, resigned or been removed or discharged.

                  (d) Each of the representations and warranties of the Company contained herein and each certificate and document contemplated under this Agreement to be delivered to you shall be true and correct at each Closing Date as if made at each such Closing Date, and all covenants and agreements contained herein and in each such certificate and document to be performed on the part of the Company, and all conditions contained herein and in each such certificate and document to be fulfilled or complied with by the Company at or prior to the Closing Dates shall be fulfilled or complied with.

                  (e) At each Closing Date, you shall have received the opinion of Horwitz & Beam, counsel to the Company, dated as of each such Closing Date, addressed to the Underwriter and in form and substance satisfactory to counsel to the Underwriter, as follows:


                           (i) The Company is a corporation duly organized,
validly existing and in good standing under the laws of the jurisdiction of its incorporation with full corporate power and authority, and all licenses, permits, certifications, registrations, approvals, consents and franchises to own or lease and operate its properties and to conduct its business as described in the Registration Statement. The Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions wherein such qualification is necessary and failure so to qualify could have a material adverse effect on the financial condition, results of operations, business or properties of the Company;


                           (ii) The Company has full corporate power and
authority to execute, deliver and perform the Underwriting Agreement, the Warrant Agreement and the Underwriter's Warrants and to consummate the transactions contemplated thereby. The execution, delivery and performance of the Underwriting Agreement, the Warrant Agreement and the Underwriter's Warrants by the Company, the consummation by the Company of the transactions therein contemplated and the compliance by the Company with the terms of the Underwriting Agreement, the Warrant Agreement and the Underwriter's Warrants have been duly authorized by all necessary corporate action, and each of the Underwriting Agreement, the Warrant Agreement and the Underwriter's Warrants have been duly executed and delivered by the Company. Each of the Underwriting Agreement, the Warrant Agreement and the Underwriter's Warrants is a valid and binding obligation of the Company, enforceable in accordance with their respective terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies and except that enforceability of the indemnification provisions and the contribution provisions set forth in the Underwriting Agreement may be limited by the federal securities laws or public policy underlying such laws;

                           (iii) The execution, delivery and performance of the
Underwriting Agreement, the Warrant Agreement and the Underwriter's Warrants by the Company, the consummation by the Company of the transactions therein contemplated and the compliance by the Company with the terms of the Underwriting Agreement, the Warrant Agreement and the Underwriter Warrants do not, and will not, with or without the giving of notice or the lapse of time, or both, (A) result in a violation of the Certificate of Incorporation, as the same may be amended, or Bylaws of the Company or any of its Subsidiaries, (B) to the best of our knowledge, result in a breach of, or conflict with, any terms or provisions of or constitute a default under, or result in the modification or termination of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, note, contract, commitment or other material agreement or instrument to which the Company or any of its Subsidiaries are a party or by which the Company or any of its Subsidiaries or any of their properties or assets are or may be bound or affected, except where any of the foregoing would not result in a material adverse effect upon the Company's or any Subsidiaries business or operations; (C) to the best of our knowledge, violate any existing applicable law, rule or regulation or judgment, order or decree known to us of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their properties or businesses; or (D) to the best of our knowledge, have any effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company or any of its Subsidiaries to own or lease and operate their properties and to conduct their business or the ability of the Company or any of its Subsidiaries to make use thereof;

                           (iv) To the best of our knowledge, no authorization,
approval, consent, order, registration, license or permit of any court or governmental agency or body (other than under the Act, the Regulations and applicable state securities or Blue Sky laws) is required for the valid authorization, issuance, sale and delivery of the Securities, the Common Stock, the Warrants, the Warrant Shares, or the Underwriter's Warrants, and the consummation by the Company of the transactions contemplated by the Underwriting Agreement, the Consulting Agreement, the Warrant Agreement or the Underwriter's Warrants;


                           (v) The Registration Statement was declared effective
under the Act on _________, 1998 and is effective thereunder, and filing of all pricing information (if applicable) has been timely made in the appropriate form under Rule 430A; and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement, the Preliminary Prospectus, or the final Prospectus or any part thereof, has been issued, and no proceedings for that purpose have been instituted or are pending, threatened or contemplated under the Act or applicable state securities laws;


                           (vi) The Registration Statement and the Prospectus,
as of the Effective Date (except for the financial statements and other financial data included therein or omitted therefrom, as to which we express no opinion), comply as to form in all material respects with the requirements of the Act and Regulations and the conditions for use of a registration statement on Form SB-2 have been satisfied by the Company;

                           (vii) The description in the Registration Statement
and the Prospectus of statutes, regulations, contracts and other documents have been reviewed by us, and, based upon such review, are accurate in all material respects and present fairly the information required to be disclosed, and to the best of our knowledge, there are no material statutes or regulations, or, to the best of our knowledge, material contracts or documents, of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, which are not so described or filed as required.

To the best of our knowledge, none of the material provisions of the contracts or instruments described above violates any existing applicable law, rule or regulation or judgment, order or decree known to us of any United States governmental agency or court having jurisdiction over the Company or any of its assets or businesses;


                           (viii) The outstanding Common Stock , Warrants, and
all other securities of the Company, have been duly authorized and validly issued. The outstanding Common Stock is fully paid and nonassessable. To the best of our knowledge, none of the outstanding Common Stock has been issued in violation of the preemptive rights of any stockholder of the Company. None of the holders of the outstanding Common Stock is subject to personal liability solely by reason of being such a holder. The authorized Common Stock conforms to the description thereof contained in the Registration Statement and Prospectus. To the best of our knowledge, except as set forth in the Prospectus, no holders of any of the Company's securities have any rights, "demand," "piggyback" or otherwise, to have such securities registered under the Act;

                           (ix) The issuance and sale of the Securities,
including the Common Stock, the Warrants, the Warrant Shares and the Underwriter's Warrants have been duly authorized and when issued will be validly issued, fully paid and nonassessable, and the holders thereof will not be subject to personal liability solely by reason of being such holders. Neither the Common Stock nor the Warrants or Warrant Shares are subject to preemptive rights of any stockholder of the Company. The certificates representing the Securities are in proper legal form;



                           (x)      The issuance and sale of the Warrant Shares
and the Underwriter's Warrants have been duly authorized and, when paid for, issued and delivered pursuant to the terms of the Warrant Agreement or the Underwriter's Warrants, as the case may be, the Warrants, the Warrant Shares and the Underwriter's Warrants will constitute the valid and binding obligations of the Company, enforceable in accordance with their terms, to issue and sell the Warrants, the Warrant Shares and/or Underwriter's Warrants. All corporate action required to be taken for the authorization, issuance and sale of the securities has been duly, validly and sufficiently taken. The Common Stock and the Warrants have been duly authorized by the Company to be offered in the form of the Securities. The Warrants, the Warrant Shares and the Underwriter Warrants conform to the descriptions thereof contained in the Registration Statement and Prospectus;


                           (xi) The Underwriter has acquired good title to the
Securities, free and clear of all liens, encumbrances, equities, security interests and claims, provided that the Underwriter is a bona fide purchaser as defined in Section8-302 of the Uniform Commercial Code;

                           (xii) To the best of our knowledge, after due
inquiry, there are no claims, actions, suits, proceedings, arbitrations, investigations or inquiries before any governmental agency, court or tribunal, foreign or domestic, or before any private arbitration tribunal, pending or threatened against the Company or any of its Subsidiaries or involving their properties or businesses, other than as described in the Prospectus, such description being accurate, and other than litigation incident to the kind of business conducted by the Company or any of its Subsidiaries which, individually and in the aggregate, is not material, and, except as otherwise disclosed in the Prospectus and the Registration Statement, the Company and its Subsidiaries have complied with all federal and state laws, statutes and regulations concerning its business;

                           (xiii) All sales of the Company's securities have
been made in compliance with or under an exemption from the registration requirements of the Act, and no purchaser of such securities in any such sale has a right of action against the Company for failure to comply with the registration or filing requirement of any state;

                           (xiv) The Company owns or possesses, free and clear
of all liens or encumbrances and rights thereto or therein by third parties, the requisite licenses or other rights to use all trademarks, service marks, copyrights, service names, trade names, patents, patent applications and licenses necessary to conduct its business (including, without limitation, any such licenses or rights described in the Prospectus as being owned or possessed by the Company), and to the best of such counsel's knowledge after reasonable investigation there is no claim or action by any person pertaining to, or proceeding, pending, or threatened which challenges the exclusive rights of the Company with respect to any trademarks, service marks, copyrights, service names, trade names, patents, patent applications and licenses used in the conduct of the Company's business (including, without limitations, any such licenses or rights described in the Prospectus as being owned or possessed by the Company);

                           (xv) Except as described in the Prospectus, the
Company does not (a) maintain, sponsor, or contribute to any ERISA Plans, (b) maintain or contribute, now or at any time previously, to a defined benefit plan, as defined in Section 3(35) of ERISA, and (c) has not, completely or partially, withdrawn from a "multi employer plan," with respect to any employees of or who perform duties on behalf of the Company;

                           (xvi) The Company has no subsidiaries.

                           (xvii) Company counsel has participated in reviews
and discussions in connection with the preparation of the Registration Statement and the Prospectus. Although we are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, no facts came to our attention which lead us to believe that (A) the Registration Statement (except as to the financial statements and other financial data contained therein, as to which we express no opinion), on the Effective Date, contained any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that (B) the Prospectus (except as to the financial statements and other financial data contained therein, as to which we express no opinion) contains any untrue statement or a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                           (xviii) Company counsel has reviewed the Prospectus,
and insofar as it refers to statements of law, description of statues, licenses, rules or regulations or legal conclusions, it is correct in all material respects;

                           (xix) To Company counsel's knowledge, the persons
listed in the Principal Stockholders or Management sections of the Prospectus are the respective "beneficial owners" (as such phrase is defined in Regulation 13d-3 promulgated under the Exchange Act) of the securities set forth opposite their respective names thereunder as and to the extent set forth therein;

                           (xx) To such counsel's knowledge, except as described
in the Prospectus, no person, corporation, trust partnership, association or other entity has the right to include and/or register any securities of the Company in the Registration Statement, require the Company to file any registration statement or, if filed, to include any security in such registration statement;

                           (xxi) To such counsel's knowledge, except as
described in the Prospectus, there are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder's or origination fee with respect to the sale of the Shares hereunder or the financial consulting arrangement or any other arrangements, agreements, understandings, payments or issuances, that may affect the Underwriter's compensation, as determined by the NASD;


                  (f) On or prior to each Closing Date, counsel for the Underwriter shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review the matters referred to in subparagraphs (e) of this Paragraph 10, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

                  (g) Prior to each Closing Date:

                           (i) There shall have been no material adverse change
in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus;

                           (ii) There shall have been no transaction, outside
the ordinary course of business, entered into by the Company from the latest date as of which the financial condition of the Company is set forth in the Registration Statement and Prospectus which is material to the Company, which is either (x) required to be disclosed in the Prospectus or Registration Statement and is not so disclosed, or (y) likely to have material adverse effect on the Company's business or financial condition;

                           (iii) The Company shall not be in default under any
material provision of any instrument relating to any outstanding indebtedness, except as described in the Prospectus;

                           (iv) No material amount of the assets of the Company
shall have been pledged, mortgaged or otherwise encumbered, except as set forth in the Registration Statement and Prospectus;

                           (v) No action, investigation, suit or proceeding, at
law or in equity, shall have been pending or to its knowledge threatened against the Company or affecting any of its properties or businesses before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, operations, prospects or financial condition or income of the Company, taken as a whole, except as set forth in the Registration Statement and Prospectus; and


                           (vi) No stop order shall have been issued under the
Act and no proceedings therefor shall have been initiated or, to the Company's knowledge, threatened by the Commission.

                           (vii) Each of the representations and warranties of
the Company contained in this Agreement and in each certificate and document contemplated under this Agreement to be delivered to you was, when originally made and is at the time such certificate is dated, true and correct.

                  (h) Concurrently with the execution and delivery of this Agreement and at each Closing Date, you shall have received a certificate of the Company signed by the Chief Executive Officer of the Company and the principal financial officer of the Company, dated as of the Closing Date, to the effect that the conditions set forth in subparagraph (g) above have been satisfied and that, as of the Closing Date, the representations and warranties of the Company set forth in Paragraph 2 herein and the statements in the Registration Statement and Prospectus were and are true and correct. Any certificate signed by any officer of the Company and delivered to you or for counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the statements made therein.


                  (i) At the time this Agreement is executed, and at each Closing Date, you shall have received a "cold comfort" letter, addressed to the Underwriter and in form and substance satisfactory in all respects to you and counsel for the Underwriter, from Stonefield Josephson, Inc., dated as of the date of this Agreement and as of each Closing Date:

                           (i) to the effect that they are independent certified
public accountants with respect to the Company within the meaning of the Act and the Exchange Act and the applicable Rules and Regulations;

                           (ii) stating that it is their opinion that the
financial statements and supporting schedules of the Company included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the Rules and Regulations thereunder;

                           (iii) and stating that, on the basis of a limited
review which included a reading of the latest available unaudited interim financial statements of the Company, a reading of the latest available minutes of the stockholders, and Board of Directors and the various committees of the Board of Directors of the Company, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that (A) the unaudited financial statements and supporting schedules of the Company, as applicable, included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the Rules and Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements and supporting schedules of the Company, included in the Registration Statements, (B) at a specified date not more than five days prior to the later of the date of this Agreement on the Effective Date of the Registration Statement, there has been any change in the capital stock or long-term debt of the Company or any decrease in the stockholders' equity or net current assets or net assets of the Company, as compared with amounts, shown in the December 31, 1997 balance sheet included in the Registration Statement other than as set forth in or contemplated by the Registration Statement, or, if there was any change or decrease, setting forth the amount of such change or decrease, and (C) during the period from December 31, 1997 to a specified date not more than five days prior to the later of the date of this Agreement or the Effective Date of the Registration Statement, there was any decrease in net revenues, net earnings or net earnings per common share of the Company, as compared with the corresponding period beginning December 31, 1997, other than as set forth in or contemplated by the Registration Statement, or, if there was any such decrease, setting forth the amount of such decrease;

                           (iv) stating that they have compared specific dollar
amounts, numbers of shares, percentages of revenues and earnings, statements and/or other financial information pertaining to the Company set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures need not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement;

                           (v) statements as to such other matters incident to
the transaction contemplated hereby as you may reasonably request; and

                           (vi) reaffirming that statements made in such letter
furnished pursuant to the foregoing clauses (i) through (v), except that the specified date referred to shall be a date not more than five days prior to the Closing Date and, if the Company has elected to rely on Rule 430A of the Rules and Regulations, to the further extent that they have carried out procedures as specified above, with respect to certain amounts, percentages and financial information as specified by you and deemed to be a part of the Registration Statement pursuant to Rule 430A(b) and have found such amounts, percentages and financial information to be in agreement with the records so specified above.


                  (j) All proceedings taken in connection with the authorization, issuance or sale of the Common Stock, Warrants, Warrant Shares, the Underwriter's Warrants and the Underwriter's Warrant Shares as herein contemplated shall be satisfactory in form and substance to you and to counsel to the Underwriter, and the Underwriter shall have received from such counsel an opinion, dated as each Closing Date with respect to such of these proceedings as you may reasonably require.


                  (k) The Company shall have furnished to you such certificates, additional to those specifically mentioned herein, as you may have reasonably requested in a timely manner as to the accuracy and completeness, at each Closing Date, of any statement in the Registration Statement or the Prospectus, as to the accuracy, at each Closing Date, of the representations and warranties of the Company herein and in each certificate and document contemplated under this Agreement to be delivered to you, as to the performance by the Company of its obligations hereunder and under each such certificate and document or as to the fulfillment of the conditions concurrent and precedent to your obligations hereunder.


                  (l) On or before the Closing Date, the Company shall cause to be provided, and the Underwriter shall have received from each officer, director and shareholder of the Company, "lock-up" agreements from each such person restricting any sales, transfers, pledges or other hypothecations of such person's shares of any class of equity security of the Company for a period of twelve (12) months from the Closing Date.

                  (m) The obligation of the Underwriter to sell any Securities hereunder is subject to the accuracy of the representations and warranties of the Company contained herein on and as of each Closing Date and to the satisfaction on and as of each Closing Date of the conditions set forth herein.

                  (n) On each Closing Date there shall have been duly tendered to you for the purchasers of the Securities the appropriate number of Shares of Common Stock and Warrants constituting the Securities and the appropriate number of Underwriter's Warrants.

                  (o) No action shall have been taken by the Commission or the NASD the effect of which would make it improper, at any time prior to the Closing Date, for members of the NASD to execute transactions (as principal or agent) in the Securities and no proceedings for the taking of such action shall have been instituted or shall be pending or, to the knowledge of the Representative, the Company shall be contemplated by the Commission or the NASD. The Company and the Underwriter represent that at the date hereof each has no knowledge that any such action is in fact contemplated against any of them by the Commission or the NASD.

                  (p) Prior to the Effective Date, the Company will make all filings required, including registration under the Exchange Act, to obtain, and shall thereafter have obtained and shall use its best efforts to maintain, the quotation of the Common Stock and Warrants on the OTC Bulletin Board.

                  (q) If any of the conditions herein provided for in this paragraph shall not have been fulfilled, or all "lock-up" letters restricting sales, pledges, transfers or hypothications of any kind by officers, directors or all shareholders of the Company for twelve (12) months after the Closing Date have not been received, as of the date indicated, this Agreement and all obligations of the Underwriter under this Agreement may be canceled at, or at any time prior to, each Closing Date by the Underwriter notifying the Company of such cancellation in writing or by telegram at or prior to the applicable Closing Date. Any such cancellation shall be without liability of the Underwriter to the Company.


         11.      Indemnification and Contribution.


                  (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter ("controlling person") within the meaning of either
Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, liabilities, claims, damages, actions and expenses or liability, joint or several, whatsoever (including but not limited to any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever), joint or several, to which it or such controlling persons may become subject under the Act, the Exchange Act or under any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any Preliminary Prospectus or the Prospectus (as from time to time amended and supplemented); in any post-effective amendment or amendments or any new registration statement and prospectus in which is included the Warrant Shares of the Company issued or issuable upon exercise of the Warrants, or Underwriter's Warrant Shares upon exercise of the Underwriter's Warrants; or in any application or other document or written communication (in this Paragraph 10 collectively called "application") executed by the Company or based upon written information furnished by the Company filed in any jurisdiction in order to qualify the Common Stock, Warrants, Warrant Shares, Underwriter's Warrants and Underwriter's Warrant Shares (including the Shares issuable upon exercise of the Warrants underlying the Underwriter's Warrants) under the securities laws thereof or filed with the Commission or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which they were made), unless such statement or omission was made in reliance upon or in conformity with written information furnished to the Company with respect to the Underwriter by or on behalf of the Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereof, or in application, as the case may be. Notwithstanding the foregoing, the Company shall have no liability under this Paragraph 11(a) if any such untrue statement or omission made in a Preliminary Prospectus, is cured in the Prospectus and the Underwriter failed to deliver to the person or persons alleging the liability upon which indemnification is being sought, at or prior to the written confirmation of such sale, a copy of the Prospectus. This indemnity will be in addition to any liability which the Company may otherwise have.


                  (b) The Underwriter agrees to indemnify and hold harmless the Company and each of the officers and directors of the Company who have signed the Registration Statement and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriter in Paragraph 11(a), but only with respect to any untrue statement or alleged untrue statement of any material fact contained in or any omission or alleged omission to state a material fact required to be stated in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereof or necessary to make the statements therein not misleading or in any application made solely in reliance upon, and in conformity with, written information furnished to the Company by you specifically expressly for use in the preparation of such Preliminary Prospectus, the Registration Statement or Prospectus directly relating to the transactions effected by the Underwriter in connection with this Offering. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have. Notwithstanding the foregoing, the Underwriter shall have no liability under this Paragraph 11(b) if any such untrue statement or omission made in a Preliminary Prospectus is cured in the Prospectus, and the Prospectus is delivered to the person or persons alleging the liability upon which indemnification is being sought.

                  (c) If any action is brought against any indemnified party (the "Indemnitee") in respect of which indemnity may be sought against another party pursuant to the foregoing (the "Indemnitor"), the Indemnitor shall assume the defense of the action, including the employment and fees of counsel (reasonably satisfactory to the Indemnitee) and payment of expenses. Any Indemnitee shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless the employment of such counsel shall have been authorized in writing by the Indemnitor in connection with the defense of such action. If the Indemnitor shall have employed counsel to have charge of the defense or shall previously have assumed the defense of any such action or claim, the Indemnitor shall not thereafter be liable to any Indemnitee in investigating, preparing or defending any such action or claim. Each Indemnitee shall promptly notify the Indemnitor of the commencement of any litigation or proceedings against the Indemnitee in connection with the issue and sale of the Common Stock, Warrants, Warrants Shares, Underwriter's Securities or in connection with the Registration Statement or Prospectus.

                  (d) In order to provide for just and equitable contribution under the Act in any case in which: (i) the Underwriter makes a claim for indemnification pursuant to Paragraph 11 hereof, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the time to appeal has expired or the last right of appeal has been denied) that such indemnification may not be enforced in such case notwithstanding the fact that this Paragraph 11 provides for indemnification of such case; or (ii) contribution under the Act may be required on the part of the Underwriter in circumstances for which indemnification is provided under this Paragraph 11, then, and in each such case, the Company and the Underwriter shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after any contribution from others) in such proportion so that the Underwriter is responsible for the portion represented by dividing the total compensation received by the Underwriter herein by the total purchase price of all Securities sold in the public offering and the Company is responsible for the remaining portion; provided, that in any such case, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         The foregoing contribution agreement shall in no way affect the contribution liabilities of any persons having liability under Section 11 of the Act other than the Company and the Underwriter. As used in this Paragraph 11, the term "Underwriter" includes any officer, director, or other person who controls the Underwriter within the meaning of Section 15 of the Act, and the word "Company" includes any of officer, director or person who controls the Company within the meaning of Section 15 of the Act. If the full amount of the contribution specified in this paragraph is not permitted by law, then the Underwriter and each person who controls the Underwriter shall be entitled to contribution from the Company to the full extent permitted by law. No contribution shall be requested with regard to the settlement of any matter from any party who did not consent to the settlement.

                  (e) Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is made against another party (the "contributing party"), notify the contributing party of the commencement thereof, but the omission so to notify the contributing party will not relieve it from any liability it may have to any other party other than for contribution hereunder.

         In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or his or its representative of the commencement thereof within the aforesaid fifteen (15) days, the contributing

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party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party. The indemnification provisions contained in this Paragraph 11 are in addition to any other rights or remedies which either party hereto may have with respect to the other or hereunder.


         12.     Representations, Warranties and Agreements to Survive Delivery.

         The respective indemnity and contribution agreements by the Underwriter and the Company contained in Paragraph 11 hereof, and the covenants, representations and warranties of the Company and the Underwriter set forth in this Agreement, shall remain operative and in full force and effect regardless of (i) any investigation made by the Underwriter or on its behalf or by or on behalf of any person who controls the Underwriter, or by the Company or any controlling person of the Company or any director or any of officer of the Company, (ii) acceptance of any of the Securities and payment therefor, or (iii) any termination of this Agreement, and shall survive the delivery of the Securities and any successor of the Underwriter or the Company, or of any person who controls you or the Company or any other indemnified party, as the case may be, shall be entitled to the benefit of such respective indemnity and contribution agreements. The respective indemnity and contribution agreements by the Underwriter and the Company contained in this Paragraph 12 shall be in addition to any liability which the Underwriter and the Company may otherwise have.


         13.      Effective Date of This Agreement and Termination Thereof.


                  (a) This Agreement shall become effective on the date of execution by the parties hereto.


                  (b) This Agreement may be terminated by the Underwriter by notifying the Company at any time on or before the Closing Date, if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, securities markets; or if trading on the New York Stock Exchange, the American Stock Exchange, or in the over-the-counter market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on the over-the-counter market by the NASD or NASDAQ or by order of the Commission or any other governmental authority having jurisdiction; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if the Company shall have sustained a loss material or substantial to the Company taken as a whole by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Securities; or if there shall have been a material adverse change in the conditions of the securities market in general, as in your reasonable judgment would make it inadvisable to proceed with the offering, sale and delivery of the Securities; or if there shall have been a material adverse change in the financial or securities markets, particularly in the over-the-counter market, in the United States having occurred since the date of this Agreement.

                  (c) If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Paragraph 12, the Company shall be notified promptly by you by telephone or facsimile, confirmed by letter.

                  (d) If this Agreement shall not become effective by reason of an election of the Underwriter pursuant to this Paragraph 13 or if this Agreement shall not be carried out within the time specified herein by reason of any failure on the part of the Company to perform any undertaking, or to satisfy any condition of this Agreement by it to be performed or satisfied, the sole liability of the Company to the Underwriter, in addition to the obligations assumed by the Company pursuant to Paragraph 8 herein, will be to reimburse the Underwriter for the following: (i) Blue Sky counsel fees and expenses to the extent set forth in Paragraph 9(a)(iv); (ii) Blue Sky filing fees; and (iii) such reasonable out-of-pocket expenses of the Underwriter (including the fees and disbursements of their counsel), to the extent set forth in Paragraph 9(c), in connection with this Agreement and the proposed offering of the Securities, less such amounts already paid.

         Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Paragraph 9 and 11 hereof shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

         14.      Notices.


         All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to the Underwriter, shall be mailed, faxed with electronic confirmation receipt, or delivered personally with receipt acknowledged or by a nationally recognized next day courier service with delivery confirmed to the Underwriter at Platinum Equities, Inc., 80 Pine Street, Suite 3200, New York, New York 10005, Attention: John Kenny, with a copy thereof to Lawrence Nusbaum, Esq., Gusrae, Kaplan & Bruno, 120 Wall Street, New York, New York 10005, and, if sent to the Company, shall be mailed, faxed with electronic confirmation receipt, or delivered personally with receipt acknowledged or by a nationally recognized next day courier service with delivery confirmed to the Company at 13710 Ramona Avenue, Chino, California 91710, Attention: Wasif Siddiqui, President, with a copy thereof to Horwitz & Beam, Two Venture Plaza, Suite 350, Irvine, California 92618, Attention:
Lawrence W. Horwitz, Esq.


         15.      Parties.

         This Agreement shall inure solely to the benefit of and shall be binding upon, the Underwriter, the Company and the controlling persons, directors and officers referred to in Paragraph 11 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

         16.      Construction.

         This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York and shall supersede any agreement or understanding, oral or in writing, express or implied, between the Company and you relating to the sale of any of the Securities.

         17.      Jurisdiction and Venue.


         This Agreement shall be governed by and construed in accordance with the laws of the State of New York with respect to contracts made and to be fully performed therein, without regard to the conflicts of laws principles thereof. The parties hereto hereby agree that any suit or proceeding arising under this Agreement, or in connection with the consummation of the transactions contemplated hereby, shall be brought solely in a federal or state court located in the City, County and State of New York, or in any court of competent jurisdiction selected by the Underwriter. By its execution hereof, the Company hereby consents and irrevocably submits to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York (or any such other court of competent jurisdiction selected by the Underwriter) and agrees that any process in any suit or proceeding commenced in such courts by this Agreement may be served upon it personally or by certified registered mail, return receipt requested, or by Federal Express or other courier service, with the same force and effect as if personally served upon it in New York City (or in the city or county in which such other court is located). The parties hereto each waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense of lack of in personam jurisdiction with respect thereto.

         18.      Counterparts.

         This agreement may be executed in counterparts.

         If the foregoing correctly sets forth the understanding between the Underwriter and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.



                                        Very truly yours,


                                        LUMINEX LIGHTING, INC.



                                        By:__________________________
                                           Wasif Siddiqui, President


Accepted as of the date first above written:


PLATINUM EQUITIES, INC.



By:___________________________


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